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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13D to which this Agreement is attached.

Dated: March 3, 2000

                                                    TMF LIQUIDATING TRUST


                                                    By:/s/ David Litman
                                                       -------------------------
                                                       David Litman, Co-Trustee


                                                    By:/s/ Robert Diener
                                                    ----------------------------
                                                    Robert Diener, Co-Trustee



                                                    /s/ David Litman
                                                    ----------------------------
                                                    David Litman



                                                    /s/ Robert Diener
                                                    ----------------------------
                                                    Robert Diener